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                                                                Exhibit 5.1

                    [Letterhead of Covington & Burling]


                                           October 19, 2001


Calpine Corporation
50 West San Fernando Street
San Jose, California 95113

Ladies and Gentlemen:

      We are acting as counsel to Calpine Corporation, a Delaware corporation (the Company"), in connection with the shelf registration by the Company under the Securities Act of 1933, as amended (the "Act"), of (a) $1,000,000,000 in aggregate principal amount of the Company's Zero-Coupon Convertible Debentures Due April 30, 2021 (the "Debentures") and (b) 13,271,400 shares of Common Stock, par value $.001 per share (the "Shares"), of the Company issuable upon conversion of all of the Debentures, pursuant to the Registration Statement on Form S-3 filed on July 27, 2001 with the Securities and Exchange Commission (the "Commission") (File No. 333-66078) (such Registration Statement, as amended by Amendment No.1 thereto, is herein referred to as the "Registration Statement").

      We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, that all copies of documents submitted to us conform to the originals, and that the Debentures have been duly authenticated by the Trustee for the Debentures as provided in the Indenture for the Debentures.

      We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

      Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

      (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

      (2) The Debentures constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.
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Calpine Corporation
October 19, 2001
Page 2

      (3) The Shares have been duly authorized and reserved for issuance upon conversion of the Debentures and, when issued upon such conversion in accordance with the terms of the Debentures, and assuming compliance with the Act, will be validly issued, fully paid and nonassessable.

      The foregoing opinion is subject to the qualifications that we express no opinion as to (i) waivers of defenses or statutory or constitutional rights or waivers of unmatured claims or rights, (ii) rights to indemnification, contribution or exculpation to the extent that they purport to indemnify any party against, or release or limit any party's liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy, or (iii) rights to collection or liquidated damages or penalties on overdue or defaulted obligations.

      We are members of the bar of the State of New York. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of New York, the Delaware General Corporation Law and the Federal law of the United States of America.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Covington & Burling

                                          Covington & Burling